SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                      EXHIBIT 11
MARCH 31, 1997

 Market Price per Share                                              Daily Average      End-of-Period
        First Quarter 1997                                               $2.4260             $2.1875
        Second Quarter 1997
        Third Quarter 1997
        Fourth Quarter 1997

 COMMON STOCK EQUIVALENT COMPUTATION

 a)     350,000 Management Stock Options exercisable at $.010

            First Quarter 1997                                       Primary         Fully Diluted
                                                                     -------         -------------
            350000 - ((350000*.10)/avg price) =                         335,573
            350000 - ((350000*.10)/end price) =                                             334,000

 b)     12,600 options granted 1/22/97 exercisable at $2,625

            First Quarter 1997                                       Primary         Fully Diluted
                                                                     -------         -------------

            12600 - ((12600*2.625)/avg price) =                          (1,034)                       Antidilutive
            12600 - ((12600*2.625)/end price) =                                              (2,520)   Antidilutive

 EARNINGS PER SHARE CALCULATION

                                                                   1st Quarter           1997
 COMMON AND EQUIVALENT SHARES (PRIMARY)                                1997           Year-to-Date
        EARNINGS                                                      $  196,104          $  196,104

        SHARES & EQUIVALENT SHARES
             Common Shares                                            10,951,218          10,951,218
             Common Stock Equivalents                                    335,573             335,573
                                                                         -------             -------

                       TOTAL                                          11,286,791          11,286,791

                            EPS                                        $0.017375           $0.017375

 FULLY DILUTED

        EARNINGS                                                      $  196,104          $  196,104

        SHARES & EQUIVALENT SHARES
             Common Shares                                            10,951,218          10,951,218
             Common Stock Equivalents                                    334,000             334,000
                                                                         -------             -------

                       TOTAL                                          11,285,218          11,285,218

                            EPS                                        $0.017377           $0.017377